Independent auditors' consent
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The board and shareholders
AXP Partners Series, Inc.:
         AXP Partners Aggressive Growth Fund
         AXP Partners Fundamental Value Fund
         AXP Partners Growth Fund
         AXP Partners Select Value Fund
         AXP Partners Small Cap Core Fund
         AXP Partners Small Cap Value Fund
         AXP Partners Value Fund

We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement incorporated herein by reference.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    December 12, 2003